                                                                  EXHIBIT 10.21




                           RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, dated as of July 8, 1996, is by and between Perot Systems Corporation ("Perot Systems"), a Delaware corporation and James Champy ("Participant").

                                  WITNESSETH:

WHEREAS, Perot Systems has adopted the Perot Systems Corporation Restricted Stock Plan (the "Plan"), a copy of which is attached hereto as Attachment E, to enable employees of Perot Systems and its subsidiaries, if any (collectively, the "Company") to acquire shares of Class A Common Stock, $0.01 par value, of Perot Systems ("Common Stock") in accordance with the provisions of the Plan; and

WHEREAS, the Restricted Stock Committee of Perot Systems (the "Committee") has selected Participant to participate in the Plan and granted Participant the right to purchase shares of Common Stock in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Perot Systems and Participant agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated as follows:

     (a) "Holding Period" shall mean, (i) for one-half of the shares of Vested Stock vesting on a particular Vesting Date the period of time commencing on the Vesting Date upon which such shares become Vested Stock and ending two years thereafter, and (ii) for the other one-half of the shares of Vested Stock vesting on a particular Vesting Date, a period of time consisting of the day upon which such shares become Vested Stock; provided, however, that there shall be no Holding Period for any shares of Vested Stock from and after the date that the Participant's employment with Company is terminated (whether by the Company or Participant) for any reason.

     (b) "Market Value" of a share of Restricted Stock on a given date shall mean (i) if the Common Stock is Publicly Traded the closing sale price for Common Stock on such date or, if no closing sale price is available for such date, on the most recent prior date for which a closing sale price is available or, if no closing sale price is available, the average of the closing bid and ask prices on such date or, if no closing bid and ask prices are available for such date, the average of the closing bid and ask prices on the most recent prior date for which such bid and ask prices are available, or (ii) if the Restricted Stock is not Publicly Traded, its fair market value, as determined in good faith by the Board of Directors, as of the most recent Valuation Date before or after the date.

     (c) "Person" will be broadly construed to include an individual, corporation, partnership, association, trust, unincorporated organization, governmental entity, other entity or group.

     (d) "Publicly Traded" means Perot Systems Common Stock has been listed on a registered national securities exchange or approved for quotation in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system.

     (e) "Restricted Stock" shall mean the Common Stock issued to Participant pursuant to the Plan and this Agreement, together with any successor security, property or cash issued or distributed by Perot Systems or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, dividend or otherwise.

     (f) "Transfer" or "transfer" or derivations thereof includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

     (g) "Unvested Stock" shall mean all shares of Restricted Stock other than Vested Stock.

     (h) "Valuation Date" means each June 30 and December 31 of every year, beginning on January 1, 1991, or any other date as of which the Board of Directors determines the Market Value of Restricted Stock.

     (i) "Vesting Date" shall mean a date upon which shares of Restricted Stock vest to Participant or Participant's estate pursuant to this Agreement.

     (j) "Vesting Period" shall mean the period of time commencing on the date of this Agreement and ending on the last Vesting Date.

     (k) "Vested Stock" shall mean those shares of Restricted Stock that have vested to Participant or Participant's estate pursuant to this Agreement.

     Other terms used in this Agreement are defined in the context in which they occur and shall have the meanings there indicated.

2. Purchase and Sale. Subject to the terms, conditions, and restrictions set forth in this Agreement, on the Effective Date under the Associate Agreement between Perot Systems and Participant of even date herewith (the "Associate Agreement") Perot Systems shall sell to Participant, and Participant shall purchase from Perot Systems, for a purchase price of $2.50 per share, payable on the Effective Date, the number of shares of Common Stock specified on Attachment A hereto, which shares shall vest to Participant in accordance with the vesting schedule set forth on Attachment A hereto for so long as Participant is an employee of the Company and as follows:

     (a) If Company terminates Participant's employment effective on or before August 12, 1997, for any reason other than Cause or Substantial Misconduct (each as defined in the Associate Agreement), the Restricted Stock scheduled to vest on the Vesting Dates in 1997 and 1998 will vest on such Vesting Dates notwithstanding such termination.

     (b) If (i) Participant's employment with Company is terminated by Company for any reason other than Cause or Substantial Misconduct effective after August 12, 1997 and on or before August 12, 1998 or (ii) Participant is Constructively Terminated (as defined in the Associate Agreement) on or before August 12, 1998, then the Restricted Stock scheduled to vest on each Vesting Date to and including the Vesting Date in 2000 will vest on such Vesting Dates (to the extent not previously vested) notwithstanding such termination. If (i) Participant's employment with Company is terminated by Company for any reason other than Cause or Substantial Misconduct effective after August 12, 1998 or (ii) Participant is Constructively Terminated after August 12, 1998, then the Restricted Stock scheduled to vest on each Vesting Date up to the date occurring two years after the date of termination will vest on such Vesting Dates (to the extent not previously vested) notwithstanding such termination.

     (c) If a Change in Control (as defined in the Associate Agreement) occurs on or before August 12, 1998, and Champy's employment with the Company is terminated by either party within one year after such Change in Control (other than a termination by the Company for Cause), then the Restricted Stock scheduled to vest on each Vesting Date to and including the Vesting Date in 2000 will vest on such Vesting Dates (to the extent not previously vested) notwithstanding such termination. If a Change in Control occurs after August 12, 1998, and Champy's employment with the Company is terminated by either party within one year after such Change in Control (other than a termination by the Company for Cause), then the Restricted Stock scheduled to vest on each Vesting Date up to the date occurring two years after the date of termination will vest on such Vesting Dates (to the extent not previously vested) notwithstanding such termination.

     (d) If Participant's employment is terminated as a result of Participant's death or disability, then the Restricted Stock scheduled to vest on each Vesting Date to and including the Vesting Date one year following such termination will vest on such Vesting Dates (to the extent not previously vested) notwithstanding such termination.

     If a termination occurs that is covered by the provisions of both subsection (a) and subsection (c) above, the terms of subsection (c) above shall govern.

3. Restrictions on Transfer. All shares of Restricted Stock shall be subject to the following restrictions on transfer unless the Company shall otherwise agree in writing:

     (a)  Shares of Unvested Stock may not be sold or otherwise transferred.

     (b) Shares of Vested Stock may not be sold or otherwise transferred during the Holding Period for those shares.

     (c) For the benefit of Perot Systems and the underwriters of the initial underwritten public offering of Perot Systems Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act"), Participant will not effect any transfer of Vested Stock without the written consent of the representatives of such underwriters for the same period as the underwriters request from the top five executive officers of Perot Systems (as designated by the CEO of Perot Systems), but in no event for a period of more than 270 days.

     (d) Shares of Vested Stock may not be sold or otherwise transferred after the Holding Period for those shares and prior to the date the Common Stock is Publicly Traded unless Participant has given Perot Systems any notice required under Section 4 and Perot Systems has waived or failed to exercise its option to purchase those shares pursuant to
          Section 4 hereof.

     (e) Notwithstanding the foregoing restrictions on transfer, Participant may transfer, while he is alive or as a distribution upon his death, all or a portion of the Restricted Stock to a maximum of five transferees, but only if each transferee is Participant's spouse, descendant or a trust for their benefit. Any such transfer must be effected pursuant to documentation reasonably acceptable in form and substance to Perot Systems, and such documentation must provide that the Restricted Stock transferred remains subject to all of the vesting provisions, transfer restrictions, repurchase options and other provisions of this Agreement, in each case as if such Restricted Stock continued to be held by Participant. Without limiting the generality of the foregoing, a transferee under this paragraph will hold the Restricted Stock subject to Perot Systems' repurchase options and other rights under Section 4, Section 6 and
          Section 9 hereof.

     Perot Systems shall not be obligated to recognize any purported sale or other transfer of Restricted Stock in violation of this Section 3 and, unless it elects to do otherwise, may treat any such purported sale or transfer as null, void, and of no effect.

4. Options to Purchase Vested Stock. Unless and until waived by Perot Systems and regardless of whether or not Participant is still employed by the Company, Perot Systems shall have the following options to purchase Vested Stock:

          If, after the Holding Period therefor and prior to the date the Common Stock is Publicly Traded, Participant, or any subsequent holder of Vested Stock, desires or is obligated to sell or otherwise transfer any shares of Vested Stock (other than a transfer upon Participant's death), the holder of such shares shall give Perot Systems written notice of the proposed sale or transfer, including the identity of the proposed purchaser or transferee, and, for a period of 30 days after receipt of such notice, Perot Systems shall have the option to purchase for cash any or all of such shares at the Market Value thereof.

5. Manner of Stock Buy Back. Whenever Perot Systems has a right to buy back shares of Restricted Stock pursuant to this Agreement, Perot Systems may exercise its right by notifying Participant or the subsequent holder of Perot Systems' election to exercise its right within the designated exercise period. In the case of a buy back under Section 4 or Section 9, the giving of such notice will give rise to an obligation on the part of Participant or the subsequent holder to tender to Perot Systems, within ten days, any previously issued certificate representing shares of Restricted Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer. If any such endorsed certificate or stock power is not tendered within ten days, Perot Systems may cancel any outstanding certificate representing shares to be bought back (subject to Perot Systems issuing a new certificate as to shares included in the outstanding certificate but not subject to the buy back right exercised by Perot Systems). Perot Systems is required to tender the purchase price within ten days of the tender of the shares. If the person from whom the shares are to be bought back has not complied with an obligation to return a certificate and stock power representing shares to be bought back, however, Perot Systems is not required to tender the purchase price until ten days after the certificate is returned or ten days after it cancels the certificate (as provided above in this Section
     5), whichever occurs first.

6. Termination of Employment. In the event that, during the Vesting Period, Participant's employment with the Company is voluntarily or involuntarily terminated for any reason, Perot Systems shall be entitled, by notice to Participant within 90 days after such termination, to exercise the rights specified in Section 9(b) below, but only as to Unvested Stock, other than Unvested Stock that will vest at or following such termination pursuant to
     Section 2(a), (b), (c) or (d) hereof.

7. Stock Repurchase. If Participant's employment is terminated for any reason, at Participant's option, Perot Systems shall repurchase all or such portion as shall be requested by Participant of the Restricted Stock purchased and still held by Participant at the price paid by Participant (subject to adjustment in the event of stock splits, stock dividends, combinations and recapitalizations affecting such shares) plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems, minus the amount or value, as applicable, of any dividends or distributions paid on such Restricted Stock to and retained by Participant pursuant to Section 11, provided Participant gives Perot Systems written notice of his election to exercise such option and tenders to Perot Systems any previously issued certificate representing shares of Restricted Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer, within 30 days of the date of termination. Perot Systems is required to tender the purchase price within ten days of the tender of the shares to it.

8. Competition. Participant acknowledges that, in the course and as a result of employment with the Company, Participant will obtain special training and knowledge and will come in contact with the Company's customers and potential customers, which training, knowledge and contacts could provide invaluable benefits to competitors of the Company.

     Accordingly, and in consideration of Perot Systems' agreement to issue Restricted Stock to Participant hereunder, which Participant acknowledges is conditioned on the covenants contained herein, Participant agrees that Perot Systems shall be entitled to exercise the rights specified in
     Section 9 below in the event that, during the time Participant is employed by the Company or within one year thereafter, except with the prior written consent of the Company, Participant, either directly or indirectly, does any of the following:

     (a) except for Exempted Activities (as defined below), solicits or performs (or assists a third party in soliciting or performing) services (a "Restricted Solicitation or Performance"), as an employee, independent contractor, subcontractor or otherwise (other than as an employee of the Company), for any Person (including any Persons known by Participant to be affiliates or subsidiaries of the specified Person) that is or was a customer or prospect of the Company for which Participant solicited business or performed services on behalf of the Company during the two-year period prior to the Restricted Solicitation or Performance (a "PSC Customer or Prospect");

     (b) knowingly recruits or employs or knowingly assists any Person in recruiting any person who is, or at any time within the preceding one year was, an employee of the Company; and

     (c) provides services to, or otherwise is associated with, as an employee, independent contractor, subcontractor or otherwise (except as an employee of the Company), any of the companies or divisions listed on Attachment C attached hereto and their more than 50% owned subsidiaries (cumulatively the "Named Competitors"). Upon termination of Participant's employment with Company for any reason, Perot Systems will have ten days to add up to six additional Named Competitors to the list set forth on Attachment C by notice to Participant. Notwithstanding the foregoing, this Section 8( c) will not apply if Participant's employment is Constructively Terminated, terminated within one year following a Change in Control or terminated by Company other than for Cause.

      The following activities by Participant shall constitute "Exempted Activities" for purposes of clause (a) above:

           (i) soliciting or performing services for any of the Persons listed on Exhibit A to the Associate Agreement (including subsidiaries and affiliates of such Persons);

           (ii) the performance by Participant of consulting services or the like as an independent contractor working solely for himself and by himself other than for administrative and editorial support (or a business of which Participant is the owner of all of the equity and the sole non-administrative, non-editorial employee); provided, however, that the performance of such services by Participant for a PSC Customer or Prospect only shall constitute an Exempted Activity if Participant has obtained the written consent of the Company's Chairman or CEO, which consent shall not be unreasonably withheld;

           (iii) the presentation by Participant of speeches, seminars or the like as an independent contractor working solely for himself and (except as to participation on a panel or with a group of unrelated persons) by himself other than for administrative support (or a business of which Participant is the owner of all of the equity and the sole non-administrative employee) and publishing of books and articles by Participant; and

           (iv) serving as a member of the faculty or administration of an academic or non-profit institution.

     If any provision of this Section 8 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, and/or scope set forth shall be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

9.   Rights Upon Termination or Competition.

     (a) If Participant has engaged in any conduct prohibited by Section 8 or if Participant's employment was terminated by the Company for Cause (as defined in the Associate Agreement), Perot Systems will have the right for 150 days after the Committee discovers the relevant facts (but in no event later than two years after the date on which Participant ceased to be an employee of the Company) to:

           (i) cancel any remaining vesting that has not yet occurred, but is scheduled to occur in the future under Section 2(a), (b),
                  (c) or (d) hereof;

           (ii) require Participant to sell to Perot Systems all or any part of the Restricted Stock (both Vested Stock and Unvested Stock) then held by Participant, at the price per share paid by Participant (subject to adjustment in the event of stock splits, stock dividends, combinations and recapitalizations affecting such shares) plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems as set forth in Section 5 above, minus the amount or value, as applicable, of any dividends or distributions paid on such Restricted Stock to and retained by Participant pursuant to
                  Section 11; and

           (iii) if any shares of Restricted Stock have been sold or otherwise transferred by Participant (including any sale to the Company), require Participant to pay to Perot Systems an amount in cash with respect to each share of Restricted Stock not still so held equal to (i) in the case of a sale or transfer to a non-affiliate in a bona fide, arms length transaction, the value of the net proceeds received by Participant for such share, or (ii) in the case of all other transfers, the Market Value of such share on the first date on which such share is no longer held by Participant (or transferees under Section 3(e)), less in either case the price paid by Participant for such share (subject to adjustment in the event of stock splits, stock dividends, combinations and recapitalizations affecting such shares) plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems as set forth in Section 5 above, minus the amount or value, as applicable, of any dividends or distributions paid on such Restricted Stock to and retained by Participant pursuant to Section 11;

          provided that (i) the total number of shares of Restricted Stock as to which future vesting is canceled pursuant to subsection (i), plus
          (ii) the total number of shares of Restricted Stock that are repurchased by PSC pursuant to subsection (ii), plus (iii) the total number of shares of Restricted Stock with respect to which Participant is required to make the payment described in subsection
          (iii), may not exceed the lesser of fifty percent (50%) of the Vested Stock or 100,000 shares (as adjusted to reflect any stock split, stock dividend or similar event affecting the total number of shares of Common Stock outstanding). Perot Systems will exercise its remedies under this Section 9 in the order of subsections (i) through
          (iii), above, until the foregoing share limit is reached.

     (b) If and when Perot Systems is entitled to exercise the rights specified in this Section 9, as provided in Section 6 above, then, upon the demand of Perot Systems, Participant shall sell to Perot Systems all or any part of the Unvested Stock then held by Participant, other than Unvested Stock that will vest at or following termination pursuant to Section 2(a), (b), (c) or (d), at the price per share paid by Participant (subject to adjustment in the event of stock splits, stock dividends, combinations and recapitalizations affecting such shares) plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems as set forth in Section 5 above, minus the amount or value, as applicable, of any dividends or distributions paid on such Unvested Stock to and retained by Participant.

10. Compliance with Securities Laws. Participant hereby represents and warrants that Participant has acquired the Restricted Stock for Participant's own account and not with a view to any resale or distribution thereof. Participant agrees that he will not sell or otherwise transfer any shares of Restricted Stock in any way that may result in a violation of any federal or state securities laws or regulations. Participant further acknowledges and agrees that Perot Systems may require any subsequent purchaser or other transferee from Participant of shares of Restricted Stock that cannot be publicly traded to provide Perot Systems, prior to such sale or other transfer, with such representations, commitments and opinions regarding compliance with applicable securities laws and regulations as Perot Systems may reasonably deem necessary or advisable.

11. Stock Certificate. Promptly upon the occurrence of each Vesting Date, Perot Systems will issue and deliver to Participant certificates representing any shares of Vested Stock held by Participant. Perot Systems may require that any certificates or other property representing shares of Unvested Stock remain in the possession of the Company or an escrow agent designated by the Committee. Each certificate representing Vested Stock or Unvested Stock shall bear such legends as are provided on Attachment D to this Agreement or as are required under applicable securities laws. Whether or not certificates representing such shares have been issued or delivered, Participant shall have all the rights of a shareholder of Restricted Stock, including voting, dividend and distribution rights, with respect to all shares of Restricted Stock, both Vested Stock and Unvested Stock, held by Participant, but any and all stock and/or cash dividends (other than normal periodic cash dividends), distributions in property, or other distributions made on or in respect of the Unvested Stock, whether resulting from a subdivision, combination or reclassification of the Unvested Stock of any issuer thereof or received in exchange for Unvested Stock or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in exchange for the Unvested Stock or received in payment of the principal of or in redemption of the Unvested Stock (either at maturity, upon call for redemption or otherwise), shall remain in the possession of Perot Systems.

12. Income Tax Withholding. Participant acknowledges and agrees that Participant shall, upon request by the Company from time to time, reimburse the Company for, or the Company may withhold from sums otherwise payable to Participant, any amounts the Company is required to remit to applicable taxing authorities as income tax withholding with respect to the Restricted Stock. If Participant fails to reimburse the Company for any such amount when requested, the Company shall have the right to recover that amount by selling sufficient shares of Participant's Restricted Stock.

13. Compliance with Plan. Participant acknowledges that this Agreement is entered into, and the Restricted Stock is issued, pursuant to the Plan and agrees to comply with the provisions of the Plan, as it may be amended from time to time, to the extent that such provisions are not inconsistent with the provisions of this Agreement and do not increase Participant's obligations under this Agreement.

14. Participant's Representations and Warranties. Participant represents and warrants that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act by virtue of the fact that Participant (i) had individual income in excess of $200,000 in each of the last two calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; (ii) had joint income with his spouse in excess of $300,000 in each of the last two calendar years and reasonably expects to have a joint income in excess of $300,000 in the current calendar year; or (iii) has an individual net worth, or has joint net worth with his spouse, in excess of $1,000,000.

15. Notices. Any notice to Perot Systems or Company that is required or permitted by this Agreement shall be addressed to the attention of the CEO of Perot Systems with a copy to General Counsel at its principal office. Any notice to Participant that is required or permitted by this Agreement shall be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company, with a copy to David E.

     Redlick, Esq., Hale and Dorr, 60 State Street, Boston, MA 02109. Either party may at any time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective. If mailed, a notice hereunder shall be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed and deposited in the United States mail, certified mail, return receipt requested. If given in any other manner, the notice will be deemed given when actually received by the recipient.

16. REMEDIES AND ARBITRATION. ANY DISPUTE ARISING BETWEEN PARTICIPANT AND PEROT SYSTEMS UNDER THIS AGREEMENT OR WITH RESPECT TO THE SUBJECT MATTER OR INTERPRETATION HEREOF SHALL BE SETTLED BY ARBITRATION. SUCH ARBITRATION SHALL BE CONDUCTED IN WASHINGTON, D.C., IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT) BEFORE A SINGLE ARBITRATOR. SUCH ARBITRATOR SHALL BE SELECTED BY AGREEMENT OF PARTICIPANT AND PEROT SYSTEMS OR, IF THEY ARE UNABLE TO AGREE UPON SUCH SINGLE ARBITRATOR, BY THE WASHINGTON, D.C. OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION. ANY AWARD RENDERED BY THE ARBITRATOR SHALL BE FINAL AND BINDING UPON THE PARTIES HERETO. JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THE ARBITRATOR SHALL BE ALLOWED TO DETERMINE THE COSTS OF ARBITRATION (INCLUDING THE PARTIES' LEGAL AND OTHER COSTS AND EXPENSES) AND ALLOCATE WHICH PARTY SHOULD BEAR THE COSTS OF ARBITRATION. THE ARBITRATOR SHALL HAVE NO AUTHORITY TO AWARD DAMAGES IN EXCESS OR IN CONTRAVENTION OF THIS AGREEMENT. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS FOR ANY CLAIMS ARISING OUT OF A BREACH OR ALLEGED BREACH OF THIS AGREEMENT, AND PARTICIPANT AND PEROT SYSTEMS EACH HEREBY WAIVES ANY CLAIMS AGAINST THE OTHER FOR SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 16 SHALL BE CONSTRUED TO LIMIT THE RIGHT OF A PARTY TO SEEK INJUNCTIVE RELIEF WITH RESPECT TO ANY ACTUAL OR THREATENED BREACH OF THIS AGREEMENT FROM A COURT OF COMPETENT JURISDICTION.

17. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. However, Participant shall not, and shall not have the power to, assign this Agreement or any rights relating to this Agreement without the prior written consent of Perot Systems.

18. Attorneys' Fees. Subject to Section 16, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

19. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

20. Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law rules in such law.

22. Entire Agreement. This Agreement together with the Plan (as provided in and limited by Section 13) and the Associate Agreement and indemnification letter agreement of even date herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof.
     This Agreement may be waived or modified only in a writing signed by both parties hereto.

23. Future Favorable Modifications. If after the date of this Agreement and prior to Participant's termination of employment with Company for any reason, Perot Systems offers to modify the terms relating to all or substantially all of the Common Stock issued to Perot Systems' employees as a group or to the most senior executive officers of the Company as a group under the Plan prior to the date of this Agreement, then such offer will also be made to Participant, to accept or reject on the same terms offered to such employees or executives as a group.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Perot Systems have executed this Agreement as of the date first above written.

PARTICIPANT                                   PEROT SYSTEMS CORPORATION


/s/ JAMES A. CHAMPY                           By: /s/ MORTON H. MEYERSON
------------------------------------             ------------------------------
            SIGNATURE                            TITLE: Chief Executive Officer

James A. Champy
------------------------------------
            PRINTED NAME

                               CONSENT OF SPOUSE

As the spouse of Participant, I consent to be bound by this Restricted Stock Agreement and agree that this consent shall be binding on my interest under this Agreement and on my heirs, legatees and assigns.


                                  /s/ LOIS CHAMPY
                                  ---------------------------------------------
                                                   SIGNATURE

                                  Lois Champy
                                  ---------------------------------------------
                                                   PRINTED NAME

                                  ATTACHMENT A

                                       TO

                           RESTRICTED STOCK AGREEMENT

                                      FOR

                                  JAMES CHAMPY


1.    Number of Shares of Restricted Stock: 500,000

2.    Vesting Schedule:

                                        Percentage of                      Number of
      Vesting Date                     Shares Vesting*                   Shares Vesting*
      ------------                     ---------------                   ---------------
      August 12, 1997                         10%                              50,000
      August 12, 1998                         10%                              50,000
      August 12, 1999                         10%                              50,000
      August 12, 2000                         10%                              50,000
      August 12, 2001                         10%                              50,000
      August 12, 2002                         10%                              50,000
      August 12, 2003                         10%                              50,000
      August 12, 2004                         10%                              50,000
      August 12, 2005                         10%                              50,000
      August 12, 2006                         10%                              50,000

      TOTAL                                  100%                             500,000
                                             ====                             =======

*Incremental percentage and number of shares vesting on the designated Vesting Date. Thus, total Vested Shares equals the number vesting on the particular Vesting Date and all prior Vesting Dates. Additional vesting is specified in
Section 2.

                                  ATTACHMENT B

                 NOTICE OF EXERCISE OF RIGHT TO PURCHASE SHARES
                              OF RESTRICTED STOCK

                                  JAMES CHAMPY



I hereby notify Perot Systems Corporation that I am exercising my right under the Restricted Stock Agreement between me and Perot Systems dated July 8, 1996 and purchasing 500,000 shares of Common Stock of the Corporation at $2.50 per share, or $1,250,000 in total, which I herewith tender in cash, by check or an executed note payable to Perot Systems Corporation.

In connection with this purchase, I hereby represent to Perot Systems Corporation that I am purchasing these shares for investment and not with a view to any resale or distribution thereof.




                                     -------------------------------
                                     James Champy



                                     -------------------------------
                                     Dated

                                  ATTACHMENT C


                 o   Anderson Consulting
                 o   AT&T and The Solutions Company of AT&T
                 o   Booze Allen
                 o   Cambridge Technology
                 o   Cap Gemini Sogeti
                 o   Computer Sciences Corporation and CSC Index
                 o   Daimler-Benz
                 o   Deloitte & Touche
                 o   Electronic Data Systems Corporation
                 o   Ernst & Young
                 o   IBM and Integrated Systems Solutions Corporation
                 o   KPGM Peat Marwick
                 o   MCI and SHL System House Inc.
                 o   Price Waterhouse
                 o   Siemens
                 o   UNYSIS

                                  ATTACHMENT D

THE CORPORATION WILL FURNISH THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, (1) A COMPLETE COPY OF THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") AND THE PEROT SYSTEMS CORPORATION RESTRICTED STOCK PLAN (THE "PLAN"), PROVISIONS OF WHICH, AMONG OTHER TERMS AFFECTING THE OWNERSHIP OF THE SHARES, MAY INCLUDE RESTRICTIONS ON TRANSFERABILITY, NOTICE REQUIREMENTS, AND PURCHASE OPTIONS OF THE CORPORATION (IT BEING UNDERSTOOD AND AGREED THAT THE PLAN ONLY IS APPLICABLE AS PROVIDED IN AND LIMITED BY SECTION 13 OF THE AGREEMENT); (2) A COMPLETE COPY OF THE BYLAWS OF THE CORPORATION; AND
(3) A COMPLETE COPY OF THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, AS AMENDED, ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE, WHICH CONTAIN A FULL STATEMENT OF THE DENIAL OF PRE-EMPTIVE RIGHTS FOR THE CORPORATION'S COMMON STOCK. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE HOLDER HEREOF CANNOT MAKE ANY SALE, ASSIGNMENT OR OTHER TRANSFER OF SUCH STOCK WITHOUT REGISTRATION UNDER, OR EXEMPTION FROM, SUCH ACTS OR LAWS, REASONABLE EVIDENCE OF WHICH REGISTRATION OR EXEMPTION THE CORPORATION MAY REQUIRE PRIOR TO ANY TRANSFER.